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Exhibit 4.8

AMENDMENT NO. 3
TO
CREDIT AGREEMENT

        THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT ("Amendment") is dated as of May 31, 2002, by and among WEIDER NUTRITION GROUP, INC., a Utah corporation ("Borrower"); DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation f/k/a Bankers Trust Company (in its individual capacity, hereinafter referred to as "DBTCo") and the other financial institutions signatories hereto as lenders hereunder (DBTCo and such other financial institutions, together with all other financial institutions from time to time parties to the Credit Agreement referred to herein below as lenders thereunder, each a "Lender" and, collectively, the "Lenders"); and DBTCo, acting in its capacity as agent (in such capacity, hereinafter referred to as "Agent") for itself and the other Lenders. Capitalized terms used herein but not otherwise defined herein shall have the respective meanings assigned to such terms in the Credit Agreement.

WITNESSETH:

        WHEREAS, Borrower, Agent and Lenders have entered into that certain Credit Agreement dated as of June 30, 2000, as amended (the "Credit Agreement"), pursuant to which Lenders have agreed to make certain loans and other financial accommodations to or for the account of Borrower; and

        WHEREAS, Borrower, Agent and Lenders have agreed to further amend the Credit Agreement, on the terms and subject to the conditions set forth herein;

        NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the respective parties hereto hereby agree as follows:

        1.    Certain Waivers.    Effective upon satisfaction of the conditions precedent set forth in Section 2 below, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Credit Documents, Agent and Lenders hereby agree as follows:

          1.1  Notwithstanding the respective provisions of Section 2.4(f)(i) of the Credit Agreement and Section 3.2 of Amendment No. 2 to the Credit Agreement dated as of August 28, 2001, if the Subordinated Note Redemption Date (as defined herein below) occurs on or prior to June 15, 2002, Borrower shall not be required to make mandatory repayments of principal of the outstanding Terms Loans with the net cash proceeds of asset sales consummated during the fiscal year of Borrower ending May 31, 2002, to the extent such net cash proceeds do not exceed $2,500,000.

          1.2  Notwithstanding the provisions of Section 2.4(f)(iv) of the Credit Agreement, if the Subordinated Note Redemption Date occurs on or prior to June 15, 2002, Borrower shall not be required to make a mandatory repayment of principal of the outstanding Terms Loans in the amount of the Excess Cash Flow Payment for the fiscal year of Borrower ending May 31, 2002, to the extent such Excess Cash Flow Payment does not exceed $1,500,000.

        2.    Amendment to Credit Agreement.    Effective upon satisfaction of the conditions precedent set forth in Section 2 below, and in reliance upon the representations and warranties of Borrower set forth herein and in the other Credit Documents, the Credit Agreement is hereby amended as follows:

          2.1  Section 1.1 of the Credit Agreement is hereby amended by inserting the following defined terms therein in the appropriate alphabetical order:

          "Subordination Agreement" shall mean that certain Subordination Agreement dated as of June 30, 2000, between Agent and Subordinated Lenders.

          "Subordinated Note Redemption Date" shall have the meaning ascribed to that term in Section 8.8(a).

          2.2  The definition of the term "Borrowing Base" set forth in Section 1.1 of the Credit Agreement is hereby amended by deleting clause (ii) thereof in its entirety and substituting the following language therefor:

            (ii)  the lesser of $22,500,000 or sixty-five percent (65%) of the Eligible Inventory, minus

          2.3  Section 2.4(e) of the Credit Agreement is hereby amended by inserting the following language therein immediately following the table of scheduled repayments of principal on the Term Loans set forth therein:

  provided, that, notwithstanding the foregoing, (i) Borrower shall not be required to make the installment of principal on the Term Loans set forth above and scheduled to occur on May 31, 2002, until June 15, 2002, and, in any event, if the Subordinated Note Redemption Date occurs on or prior to June 15, 2002, Borrower shall not be required to make such installment of principal on the Term Loans on such or any other date; and (ii) from and after the Subordinated Note Redemption Date, in lieu of the respective installments of principal on the Term Loans set forth above and scheduled to occur after such date, commencing on August 31, 2002, and on the last day of each fiscal quarter of Borrower ending thereafter, Borrower shall be required to repay the aggregate outstanding principal amount of the Term Loans by an amount equal to $928,000.

          2.4  Section 8.8(a) of the Credit Agreement is hereby deleted in its entirety and the following language is hereby substituted therefor:

          (a)    Borrower may (i) make interest payments under the Subordinated Notes, to the extent and at the times permitted pursuant to the Subordination Agreement; and (ii) notwithstanding the terms and provisions of the Subordination Agreement, on or prior to June 15, 2002, Borrower may redeem Subordinated Notes in an aggregate principal amount not exceeding $5,000,000 (the consummation date of such redemption being the "Subordinated Note Redemption Date), so long as (x) immediately before and after giving effect to such redemption, no Default or Event of Default shall have occurred and be continuing, and (y) immediately prior thereto, and in addition to any previous repayments of principal on the Term Loans made pursuant to Section 2.4(e) or (f), respectively, Borrower shall have (A) requested a Borrowing in the amount of $10,000,000, and (B) authorized and directed Agent to use the full amount of the proceeds thereof to repay the then outstanding principal amount of the Term Loans.

          2.5  Annex 1 to the Credit Agreement is hereby deleted in its entirety and Exhibit A hereto is hereby substituted therefor.

        3.    Conditions Precedent.    This Amendment shall become effective as of the date hereof upon satisfaction in full of each of the following conditions:

          (a)    Agent shall have received a copy of this Amendment, duly executed and delivered by each of the Credit Parties and the Lenders, together with all other acknowledgments and/or consents, if any, requested by it, each of which shall be in form and substance satisfactory to Agent; and

          (b)    Agent shall have received in immediately available Dollars for the ratable account of the Lenders an amendment fee in the amount of $84,189.

        4.    Representations, Warranties and Covenants.

          4.1  Borrower hereby represents and warrants to Agent and each of the Lenders that, after giving effect to this Amendment:

          (a)    All representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct in all material respects on and as of the date of this Amendment, in each case as if then made, other than representations and warranties that expressly relate solely to an earlier date (in which case such representations and warranties remain true and correct in all material respects on and as of such earlier date, except for changes permitted by the Credit Agreement);

          (b)    No Default or Event of Default has occurred which is continuing;

          (c)    This Amendment and the Credit Agreement, as amended hereby, constitute the legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms, except as such enforceability may be limited by (i) the effect of any applicable bankruptcy, insolvency reorganization, moratorium or similar laws affecting creditors' rights generally and (ii) general principles of equity; and

          (d)    The execution and delivery of this Agreement and the other Credit Documents contemplated hereby (i) does not and will not contravene, conflict with, violate or constitute a default under the certificate of incorporation or bylaws of any Credit Party, or any applicable law, rule, regulation, judgment, decree or order or any agreement, indenture or instrument to which any Credit Party is a party or is bound or which is binding upon or applicable to all or any portion of any Credit Party's property, and (ii) does not require the consent or approval of any Person, except for any such consents or approvals which have been obtained and remain in full force and effect.

        5.    Reference to and Effect on the Credit Agreement and the Other Credit Documents.

          5.1    Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import, and each reference in each of the other Credit Documents to the "Credit Agreement" shall in each case mean and be a reference to the Credit Agreement as amended hereby.

          5.2    Except as expressly set forth herein, (i) the execution and delivery of this Amendment shall in no way affect any of the respective rights, powers or remedies of Agent or any of the Lenders with respect to any Default or Event of Default nor constitute a waiver of any provision of the Credit Agreement or any of the other Credit Documents and (ii) all of the respective terms and provisions of the Credit Agreement, the other Credit Documents and all other documents, instruments, amendments and agreements executed and/or delivered by Borrower pursuant thereto or in connection therewith shall remain in full force and effect and are hereby ratified and confirmed in all respects. The execution and delivery of this Amendment by Agent and the respective Lenders shall in no way obligate Agent or any of the Lenders, at any time hereafter, to consent to any other amendment or modification of any term or provision of the Credit Agreement or any of the other Credit Documents, whether of a similar or different nature.

          5.3    Borrower (and each other Credit Party which executed an acknowledgement hereof, by such execution), in its respective capacities under the each of the Credit Documents to which it is a party (including the capacities of obligor, grantor, mortgagor, pledgor, guarantor, indemnitor and assignor, as applicable, and each other similar capacity, if any, in which such Credit Party has granted Liens on all or any part of the properties or assets of such Credit Party, or otherwise acts as an accommodation party, guarantor, indemnitor or surety with respect to all or any part of the Obligations), hereby (a) agrees that, except as otherwise expressly set forth herein, the terms and provisions hereof shall not affect in any way any payment, performance, observance or other obligations or liabilities of such Credit Party under the Credit Agreement or any of the other Credit Documents, all of which obligations and liabilities shall remain in full force and effect and extend to the further loans, extensions of credit and other Obligations provided for thereunder, and each of which obligations and liabilities are hereby ratified, confirmed and reaffirmed in all respects; and (b) to the extent such Credit Party has granted Liens on any of its properties or assets pursuant to any of the Credit Documents to secure the prompt and complete payment, performance and/or observance of all or any part of the Obligations, acknowledges, ratifies, confirms and reaffirms such grant of Liens, and acknowledges and agrees that all of such Liens are intended and shall be deemed and construed to secure to the fullest extent set forth therein all now existing and hereafter arising Obligations under and as defined in this Credit Agreement, as amended, restated, supplemented and otherwise modified and in effect from time to time.

        6.    Governing Law.    THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS AMENDMENT SHALL, PURSUANT TO NEW YORK GENERAL OBLIGATIONS LAW SECTION 5-1401, BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES.

        7.    Headings.    Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

        8.    Counterparts.    This Amendment may be executed or otherwise authenticated in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all of which shall together constitute one and the same instrument. Any such counterpart which may be delivered by facsimile, email or similar electronic transmission shall be deemed the equivalent of an originally signed counterpart and shall be fully admissible in any enforcement proceedings regarding this Amendment.

-Remainder of Page Intentionally Left Blank-
[Signature Pages Follow-]

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date first set forth above.

BORROWER:

WEIDER NUTRITION GROUP, INC., a Utah corporation

By:
Name:
Title:

AGENT AND LENDER:

DEUTSCHE BANK TRUST COMPANY AMERICAS, in its respective capacities as Agent and Lender

By:
Name:
Title:

LENDER:

DIME COMMERCIAL CORP.

By:
Name:
Title:

LENDER:

KEY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

LENDER:

LASALLE BANK NATIONAL ASSOCIATION

By:
Name:
Title:

LENDER:

US BANK NATIONAL ASSOCIATION

By:
Name:
Title:

LENDER:

ZIONS FIRST NATIONAL BANK

By:
Name:
Title:

EXHIBIT A
TO
AMENDMENT NO. 3 TO CREDIT AGREEMENT
DATED AS OF MAY 31, 2002

AMENDED ANNEX I TO CREDIT AGREEMENT

Attached.

ANNEX I
TO
CREDIT AGREEMENT
DATED AS OF JUNE 30, 2000

LENDERS; COMMITMENTS; LENDING OFFICES

        1.    DEUTSCHE BANK TRUST COMPANY AMERICAS:

          A.    At all times prior to the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$13,333,333.33
Term Loan Commitment:	$4,694,666.67
Aggregate Commitment:	$18,028,000.00

          B.    At all times from and after the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$10,000,000.00
Term Loan Commitment:	$2,472,444.44
Aggregate Commitment:	$12,472,444.44

    Domestic Lending Office and LIBOR Lending Office:

    31 West 52nd Street
    New York, New York 10019

        2.    DIME COMMERCIAL CORP.:

          A.    At all times prior to the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$10,000,000.00
Term Loan Commitment:	$3,521,000.00
Aggregate Commitment:	$13,521,000.00

          B.    At all times from and after the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$7,500,000.00
Term Loan Commitment:	$1,854,333.33
Aggregate Commitment:	$9,354,333.33

    Domestic Lending Office and LIBOR Lending Office:

    1180 Avenue of the Americas
    Suite 510
    New York, New York 10036

        3.    KEY BANK NATIONAL ASSOCIATION:

          A.    At all times prior to the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$10,000,000.00
Term Loan Commitment:	$3,521,000.00
Aggregate Commitment:	$13,521,000.00

          B.    At all times from and after the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$7,500,000.00
Term Loan Commitment:	$1,854,333.33
Aggregate Commitment:	$9,354,333.33

    Domestic Lending Office and LIBOR Lending Office:

    50 South Main Street
    Salt Lake City, Utah 84130-0815

        4.    LASALLE BANK NATIONAL ASSOCIATION:

          A.    At all times prior to the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$10,000,000.00
Term Loan Commitment:	$3,521,000.00
Aggregate Commitment:	$13,521,000.00

          B.    At all times from and after the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$7,500,000.00
Term Loan Commitment:	$1,854,333.33
Aggregate Commitment:	$9,354,333.33

    Domestic Lending Office and LIBOR Lending Office:

    135 South LaSalle Street
    Chicago, Illinois 60603

        5.    US BANK NATIONAL ASSOCIATION

          A.    At all times prior to the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$6,666,666.67
Term Loan Commitment:	$2,347,333.33
Aggregate Commitment:	$9,014,000.00

          B.    At all times from and after the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$5,000,000.00
Term Loan Commitment:	$1,236,222.22
Aggregate Commitment:	$6,236,222.22

    Domestic Lending Office and LIBOR Lending Office:

    15 West South Temple
    Suite 600
    Salt Lake City, Utah 84101

        6.    ZIONS FIRST NATIONAL BANK:

          A.    At all times prior to the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$10,000,000.00
Term Loan Commitment:	$3,521,000.00
Aggregate Commitment:	$13,521,000.00

          B.    At all times from and after the Subordinated Note Redemption Date:

Revolving Loan Commitment:	$7,500,000.00
Term Loan Commitment:	$1,854,333.33
Aggregate Commitment:	$9,354,333.33

    Domestic Lending Office and LIBOR Lending Office:

    One South Main Street
    Suite 200
    Salt Lake City, Utah 84111

ACKNOWLEDGMENT

        Reference is hereby made to that certain Subordination Agreement dated as of June 30, 2000 (the "Subordination Agreement"), executed by the undersigned, WYNNCHURCH CAPITAL PARTNERS, L.P., a Delaware limited partnership, and WYNNCHURCH CAPITAL PARTNERS CANADA, L.P., an Alberta limited partnership (collectively, the "Subordinated Holders"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation f/k/a Bankers Trust Company, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 3 to Credit Agreement (the "Amendment").

        Each Subordinated Holder hereby acknowledges (i) receipt of a copy of the Amendment and (ii) that the terms and provisions thereof do not affect in any way the obligations and liabilities of such Subordinated Holder under the Subordination Agreement or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

WYNNCHURCH CAPITAL PARTNERS, L.P.

By:	Wynnchurch Partners, L.P.
Its:	General Partner

	By:	Wynnchurch Management, Inc.

By:
Name:
Title:

WYNNCHURCH CAPITAL PARTNERS CANADA, L.P.

By:	Wynnchurch Partners Canada, L.P.
Its:	General Partner

	By:	Wynnchurch Canada, GP, Inc.

By:
Name:
Title:

Dated as of May 31, 2002

ACKNOWLEDGMENT

        Reference is hereby made to that certain Guaranty dated as of June 30, 2000 (the "Guaranty"), executed by the undersigned, WEIDER NUTRITION INTERNATIONAL, INC., a Delaware corporation ("WNI"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation f/k/a Bankers Trust Company, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 3 to Credit Agreement (the "Amendment").

        WNI hereby acknowledges (i) receipt of a copy of the Amendment and (ii) that the terms and provisions thereof do not affect in any way the obligations and liabilities of WNI under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

WEIDER NUTRITION INTERNATIONAL, INC.

By:
Name:
Title:

Dated as of May 31, 2002

ACKNOWLEDGMENT

        Reference is hereby made to that certain Guaranty dated as of June 30, 2000 (the "Guaranty"), executed by the undersigned, WNG HOLDINGS (INTERNATIONAL), INC., a Nevada corporation ("WHI"), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation f/k/a Bankers Trust Company, acting in its capacity as Agent for the Lenders from time to time under the Credit Agreement referred to in the foregoing Amendment No. 3 to Credit Agreement (the "Amendment").

        WHI hereby acknowledges (i) receipt of a copy of the Amendment and (ii) that the terms and provisions thereof do not affect in any way the obligations and liabilities of WHI under the Guaranty or any of the other Credit Documents, all of which obligations and liabilities remain in full force and effect and each of which is hereby reaffirmed.

WNG HOLDINGS (INTERNATIONAL), INC.

By:
Name:
Title:

Dated as of May 31, 2002

QuickLinks

AMENDMENT NO. 3 TO CREDIT AGREEMENT
EXHIBIT A TO AMENDMENT NO. 3 TO CREDIT AGREEMENT DATED AS OF MAY 31, 2002
ANNEX I TO CREDIT AGREEMENT DATED AS OF JUNE 30, 2000
ACKNOWLEDGMENT
ACKNOWLEDGMENT
ACKNOWLEDGMENT